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                                                                   Exhibit 10.26

                 ALLONGE TO CONVERTIBLE NOTE DATED JUNE 18, 2002

            Reference is hereby made to the Convertible Note dated June 18, 2002 (the "Note") by and between Briazz, Inc., a Washington corporation (the "Maker"), with principal offices located at 3901 7th Avenue South, Suite 200, Seattle, WA 98108, and Laurus Master Fund, Ltd. (the "Payee"), with principal offices at c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street Grand Cayman, Cayman Islands. Terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

            Maker and Payee hereby agree to amend the Note as follows:

            1. Section 2.1 of the Note shall be amended and replaced in its entirety by adding the following:

                      "2.1 Monthly Payments. Subject to the terms of this
                Article II, the Borrower shall repay one-seventh of the original principal amount of this Note (to the extent such amount has not been converted pursuant to Article III below), together with interest accrued to date on such portion of the original principal amount plus any and all default payments owing under the Purchase Agreement but not previously paid (collectively the "MONTHLY AMOUNT"), in accordance with Section 2.2 below, on the first business day of each consecutive calendar month (each, a "REPAYMENT DATE"), beginning on the first such day which occurs following sixty (60) days from the date hereof. Notwithstanding the foregoing, the Borrower shall not be required to make any such payment of the principal portion of the Monthly Amount until the first business day of the month following the earlier of (i) June 30, 2003 or (ii) the closing on an investment in the Company by Deutsche Bank, or any of its affiliates. The Borrower shall continue to make the monthly interest payments as described herein."

            2. Section 3.1(a) of the Note shall be amended by adding the following to the end of such Section 3.1(a):

                      "Notwithstanding the foregoing, the Holder shall not be
                permitted to request any conversions under this Note until the earlier of (i) June 30, 2003 or (ii) the closing on an investment in the Company by Deutsche Bank, or any of its affiliates."

            3. Section 3.1(b) of the Note, shall be amended so that the definition of "Fixed Price" shall be $.10.

            4.  Section 3.1(c)(D) shall be deleted in its entirety.

            5.  There are no other modifications to the Note.

            Dated:  February 26, 2003
                                           BRIAZZ, INC.

                                           By: /s/ Victor D. Alhadeff
                                               --------------------------------
                                           Name/Title: Victor D. Alhadeff, CEO
                                                       ------------------------
                                           Dated: March 4, 2003
                                                  -----------------------------
AGREED AND ACCEPTED
LAURUS MASTER FUND, LTD.

By: /s/ David Grin
    --------------------------------
Name:
Title: